EXHIBIT 31.4

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO RULE 13a-14(a) UNDER SECURITIES EXCHANGE ACT OF 1934

I, Cynthia Thomassee, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Francesca’s Holdings Corporation (the “registrant”) for the year ended February 1, 2020; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 29, 2020

/s/ Cynthia Thomassee
Cynthia Thomassee
Executive Vice President and Chief Financial Officer (Principal Financial Officer)